Exhibit 99.3

VIVI -- Viva International, Inc.

Com ($0.001)

COMPANY NEWS AND PRESS RELEASES FROM OTHER SOURCES:

Calvin Humphrey to Lead Viva International

TRAVERSE CITY, MI, Sep 27, 2006 (MARKET WIRE via COMTEX) -- Viva International, Inc. (OTCBB: VIVI) announced today that Calvin Humphrey has agreed to become the Company’s Chief Executive Officer and has also been elected as the Chairman of the Board. Mr. Humphrey replaces Rodolfo Dominguez who is leaving the Company for personal reasons. Mr. Dominguez has also resigned as a member of the Company’s board.

Calvin Humphrey has previously held executive positions with BAE Systems, Embraer Aircraft and Fairchild Aircraft. He has also served as the President and Chief Executive Officer of several regional air carriers including Northcoast Executive Airlines and Jetstream International Airlines during a career that spans in excess of 37 years.

Mr. Humphrey commented, “I am pleased to further increase my involvement in Viva International, Inc. and become its CEO and Chairman. The Company’s existing plan for its Caribbean-based aviation subsidiaries is solid and I believe that I will be able to bring the needed contacts and capabilities to the Company to resume aviation operations as well as provide for an orderly and profitable expansion of our hubs in Puerto Rico and the Dominican Republic. In addition, I will look to create strategic partnerships and to acquire profitable niche companies with positive cash flows that are complementary to the River Hawk Aviation business that Viva has recently acquired. To help me in executing my plan, I will assemble a board of directors that is experienced and respected within the aviation community as well as in the financial community. I have been encouraged by the favorable reception I have received during recent financial presentations and believe that the financial support needed to grow Viva is available.”

Rodolfo Dominguez, Viva’s departing CEO and Chairman, said, “Recently I became the Company’s CEO and Chairman to give Viva the aviation industry direction that I felt was needed. However, an opportunity to obtain someone of the caliber of Cal Humphrey to provide that direction is something Viva obviously needed to do and I offer my full support to the Company and Cal. I have decided to concentrate on my law studies and begin the transition toward that field and can now do so with the knowledge that Viva will be in good hands.”

About Viva International

Viva International has a number of airline and aviation-related interests including two developmental-stage carriers being readied to operate in regional markets from hubs in Puerto Rico and Santo Domingo, Dominican Republic, and a United States-based aircraft brokerage and parts reseller and distributor.

The Company plans to create a network of regionally based airlines across the Caribbean, eventually to be linked to key points in the United States, Latin America, South America and Europe, and intends to concentrate on creating strategic partnerships and acquisitions in aviation-related niche markets and opportunities.

At present, the Company maintains executive offices in Michigan and Texas.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“the Exchange Act”), and as such, may involve risks and uncertainties. Forward-looking statements which are based upon certain assumptions and describe future plans, strategies and expectations, are generally identifiable by the use of words as “believe,” “expect,” “intend,” “anticipate,” “project,” or other similar expressions. These forward-looking statements relate to, among other things, future performance, and perceived opportunities in the market and statements regarding the Company’s mission and vision. The Company’s actual results, performance and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements. Further information on potential factors that could affect Viva International, Inc. is found in the Company’s Form 10-K and other documents filed with the U.S. Securities and Exchange Commission.

Contact:

Viva International, Inc.

(231) 932-7490

or

Christina Hanneman

Investor Relations

303-220-8476

866-755-8484

SOURCE: Viva International, Inc